Exhibit 99.1

       Globus Growth Group, Inc. Merged into and Changed Corporate Name to
                     China Biopharmaceutical Holdings, Inc.



New York, September 1, 2004- Globus Growth Group Inc. has announced today that it has changed its corporate name to China Biopharmaceutical Holdings, Inc. and its state of incorporation to Delaware , by means of an internal re-organizational merger into its wholly- owned Delaware subsidiary corporation, China Biopharmaceutical Holdings, Inc. (the "Company")

Effective August 28, 2004, the Company completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its only operating subsidiary and asset, NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Phamaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in the People's Republic of China ("China") and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China.

The Company is in the process of applying to be traded in the Over the Counter Bulletin Board market.

Mr. Stephen E. Globus, the former Chairman of the Company said, "We are all very excited about this merger and believe that the Company can now embark on its expansion in China and benefit from the rapid economic growth and development in China, particularly in its bio-pharmaceuticals market. The need for pharmaceutical products by the growing middle class and the general population in China is tremendous and the local talents in new drug discovery and commercialization are very promising. When I met with the dynamic team of the Company I was impressed with their commitment and expertise. As a member of the new board of directors, I will do my best to guide the Company to greater successes in the future."

Mr. Peng Mao, Chief Executive Officer and Chairman of the Board of Directors of the Company said: "This is an exciting moment for our company as well as for the pharmaceutical industry in China. We are extremely pleased with the completion of this merger. It will enable us to tap the capital market to acquire new manufacturing and research entities. We intend to consistently leverage off our own existing strong research and development capabilities and to obtain additional growth through selective acquisitions of research and manufacturing entities. The acquisition of manufacturing entities will enable us to increase profit margins on our drugs by increasing in-house manufacturing and creating full value chain of research, development, manufacturing and distribution of the Company's products pipe line"


Mr. Mao continued: "We possess strong competitive advantages over our competitors with our superior product pipeline approved by the State Food and Drug Administration of China ("SFDA"), R&D capabilities and intellectual property rights and special partnership with China Pharmaceutical University, the leading pharmacology university in China. The Chinese pharmaceutical market is among the largest in the world and it is undergoing rapid reforms that create substantial opportunities for domestic drug companies such as ours, with existing proprietary drugs and R&D capabilities and with future addition of

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manufacturing  facilities compliant with the GMP standard. We intend to actively participate in the consolidation and privatization of the pharmaceutical industry in China and to become a dominant player in the bio-pharmaceutical industry in China".

About China Biopharmaceutical Holdings, Inc. and its Subsidiary
---------------------------------------------------------------

China Biopharmaceutical Holdings, Inc. is a bio-pharmaceuticals company with its operations based in China. The Company is engaged in the research, discovery, development and commercialization of advanced and innovative drug products for the treatment of various diseases. It is also engaged in the development of innovative drug testing and screening technologies.

The Company's operating subsidiary, NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Phamaceutical R&D Co. Ltd
("Keyuan" or "Chemsource") is one of China's leading drug research and development entities with a demonstrated ability to develop and to obtain SFDA approval for an average of three to five drugs annually. Chemsource has developed twenty-five new drugs in the past three years and intends to commercialize many of them. Chemsource employs top scientists who are constantly conducting R&D for the rapid discovery and development of new drugs.

The Company is lead by a dynamic and experienced management with extensive experience and track record in the pharmaceuticals business and a history of success in innovative drug development and commercialization. The management of the Company consists of experts in the fields of medical technology, biotechnology, and pharmaceuticals with over 10-years of market place experience and a proven record of success in the management of pharmaceutical businesses in China. The management works as a very tight group with one clear goal, to be the best integrated bio-pharmaceuticals company in China.

Safe Harbor Statement

Except for the historical statements made herein, the statements made in this release are forward-looking statements. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Biopharmaceutical Holdings, Inc. undertakes no duty to update these forward-looking statements.